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                                         Alpha Industries, Inc. and Subsidiaries
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                                  EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Alpha Industries, Inc.:

We consent to incorporation by reference in the registration statements (No. 33-32957, No. 33-11356 and No. 33-47901) on Form S-8 of Alpha Industries, Inc. of our report dated May 6, 1998 relating to the consolidated balance sheets of Alpha Industries, Inc. and subsidiaries as of March 29, 1998 and March 30, 1997 and the related consolidated statements of operations, stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended March 29, 1998, which report appears in the March 29, 1998 annual report on Form 10-K of Alpha Industries, Inc.



/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Boston, Massachusetts
June 24, 1998